FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS FISCAL Q2 RESULTS
Margins Increase and New Products on Track

SANTA CLARA, Calif.; February 2, 2012 - Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its 2012 fiscal second quarter ended January 1, 2012. For the quarter, total net revenue was $82.8 million. Non-GAAP Net Income was $5.8 million, or $0.06 per diluted share, and Net Income on a GAAP basis was $4.1 million or $0.04 per diluted share.

“These results show the initial positive effect of our company transformation with product revenue up 8% and non-GAAP operating income up 25% from Q1,” said Oscar Rodriguez, President and CEO of Extreme Networks. “We are now focused on driving the success of our new products for the cloud, data center and mobile markets, which will begin shipping this quarter.”

Rodriguez continued, “Across our vertical markets, we are seeing strong interest in new cloud-scale products including the Black Diamond X8, and our new mobile backhaul products, the E4G cell-site routers.”

For the quarter ended January 1, 2012, total net revenue was $82.8 million, compared to $85.1 million in the second quarter of fiscal 2011. Total net revenue in Americas was $36.8 million, revenue in EMEA was $32.4 million, and revenue in APAC was $13.6 million. That compares to revenue in Americas of $30.8 million, revenue in EMEA of $37.2 million, and revenue in APAC of $17.1 million for the same period last year. For the quarter, total revenue increased 5%, and product revenue was up 8% sequentially from the first quarter of fiscal 2012.

Second quarter non-GAAP operating income was $5.8 million or 7% of net revenue, representing a 10% improvement, compared to non-GAAP operating income of $5.3 million or 6% of net revenue in the second quarter last year. Non-GAAP operating income in the first quarter of fiscal 2012 was $4.6 million or 6% of net revenue, representing a 25% improvement sequentially.

In the second quarter, the Company reported a non-GAAP Net Income of $5.8 million or $0.06 per diluted share. That compares to a non-GAAP Net Income of $5.1 million or $0.06 per diluted share in the second quarter of last year, and to non-GAAP Net Income of $4.4 million or $0.05 per diluted share in the first quarter of fiscal 2012. Non-GAAP financial results exclude the impact of stock-based compensation, restructuring charges, and litigation settlements. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

Operating income on a GAAP basis was $4.1 million for the quarter, compared to operating income of $9.1 million for the second quarter of last year, which included a favorable impact of $4.2 million in litigation settlements. Operating income was $1.8 million in the first quarter of fiscal 2012.

Net Income on a GAAP basis for the quarter was $4.1 million or $0.04 per diluted share, compared to GAAP Net Income of $8.9 million or $0.10 per diluted share in the second quarter last year, which included the impact of $4.2 million in litigation settlements. In the first quarter of fiscal 2012, GAAP Net Income was $1.6 million or $0.02 per diluted share, including $1.0 million of restructuring charges.

Total cash and investments totaled $146.4 million as of January 1, 2012. The Company has no long-term debt.

2012 Fiscal Third Quarter non-GAAP Financial Guidance
For its 2012 fiscal third quarter, ending on April 1, 2012, the Company currently expects net revenue to be in a range of $80 million to $85 million and non-GAAP Net Income of $0.06 to $0.08 per diluted share. The company also reiterates full-year guidance of $320 million to $340 million in revenue and earnings per share of 28 cents to 35 cents per diluted share.

Conference Call
Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 1-877-303-9826 (international callers dial 1-224-357-2194). A 7-day replay will be available following the call by dialing 1-706-645-9291. The conference call passcode is 19564319. In addition, a live webcast and replay of the call will be available at http://investor.extremenetworks.com.

Non-GAAP Financial Measures
Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income/(loss) and non-GAAP operating income/(loss). In preparing our non-GAAP information, we have excluded, where applicable, the impact of restructuring charges, share-based compensation and litigation settlements. We believe that excluding these items provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company's marketplace performance. In particular, management finds it useful to exclude these items in order to more readily correlate the Company's operating activities with the Company's ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Condensed Consolidated Statement of Operations for the periods presented in this release, which are adjusted to exclude restructuring charges, share-based compensation expense and litigation settlements for these periods. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.
Extreme Networks delivers networks for the mobile world. The Company's open network solutions enable a quality user experience, providing a platform for improved business agility. From the converged mobile edge of enterprises to virtualized clouds, and from data centers to global carrier networks that backhaul mobile traffic, Extreme Networks' extensible services architecture helps set a foundation for mobility, user awareness and faster performance to empower people and machines to connect and move seamlessly. Extreme Networks is headquartered in Santa Clara, California, with offices in more than 50 countries worldwide. For more information, visit: www.extremenetworks.com.

Extreme Networks and BlackDiamond are trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries.

# # #

This announcement contains forward-looking statements, including our guidance regarding future results,

that involve risks and uncertainties, including statements regarding the Company's expectations regarding financial performance, the impact of the restructuring and company transformation, and product introduction. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: a challenging macro-economic environment both in the United States and overseas; fluctuations in demand for the Company's products and services; a highly competitive business environment for network switching equipment; the Company's effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; the timing of any recovery in the global economy; risks related to pending or future litigation, and a dependency on third parties for certain components and for the manufacturing of the Company's products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	January 1, 2012	July 3, 2011
ASSETS
Current assets:
Cash and cash equivalents	$49,419	$49,972
Short-term investments	34,250	41,357
Accounts receivable, net of allowances of $1,050 at January 1, 2012 and $1,412 at July 3, 2011	39,025	33,689
Inventories, net	21,392	21,583
Deferred income taxes	711	681
Prepaid expenses and other current assets, net	4,611	10,132
Assets held for sale	17,057	—
Total current assets	166,465	157,414
Property and equipment, net	24,660	41,877
Marketable securities	62,771	55,648
Intangible assets	4,179	4,906
Other assets, net	10,171	11,128
Total assets	$268,246	$270,973
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,347	$15,092
Accrued compensation and benefits	13,022	13,723
Restructuring liabilities	710	3,183
Accrued warranty	2,651	2,640
Deferred revenue, net	31,308	29,613
Deferred revenue, net of cost of sales to distributors	14,491	16,552
Other accrued liabilities	12,276	19,050
Total current liabilities	90,805	99,853
Deferred revenue, less current portion	7,563	7,360
Deferred income taxes	124	93
Other long-term liabilities	974	2,381
Commitments and contingencies
Stockholders’ equity:
Common stock	817,905	814,031
Accumulated other comprehensive income	1,634	3,703
Accumulated deficit	(650,759)	(656,448)
Total stockholders’ equity	168,780	161,286
Total liabilities and stockholders’ equity	$268,246	$270,973

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 1, 2012	December 26, 2010	January 1, 2012	December 26, 2010
Net revenues:
Product	$68,094	$70,334	$131,307	$139,547
Service	14,718	14,797	30,399	29,421
Total net revenues	82,812	85,131	161,706	168,968
Cost of revenues:
Product	30,821	30,893	60,299	61,723
Service	5,723	6,257	11,603	12,428
Total cost of revenues	36,544	37,150	71,902	74,151
Gross profit:
Product	37,273	39,441	71,008	77,824
Service	8,995	8,540	18,796	16,993
Total gross profit	46,268	47,981	89,804	94,817
Operating expenses:
Sales and marketing	22,734	25,087	44,855	49,993
Research and development	11,082	12,028	23,490	24,889
General and administrative	7,954	5,963	14,224	12,548
Restructuring charge, net of reversal	437	—	1,392	—
Litigation settlement	—	(4,200)	—	(4,200)
Total operating expenses	42,207	38,878	83,961	83,230
Operating income	4,061	9,103	5,843	11,587
Other income	265	420	577	444
Income before income taxes	4,326	9,523	6,420	12,031
Provision for income taxes	219	594	731	390
Net income	$4,107	$8,929	$5,689	$11,641
Basic and diluted net income per share:
Net income per share - basic	$0.04	$0.10	$0.06	$0.13
Net income per share - diluted	$0.04	$0.10	$0.06	$0.13
Shares used in per share calculation - basic	93,247	90,878	92,978	90,592
Shares used in per share calculation - diluted	94,118	91,274	94,056	90,942

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	January 1, 2012	December 26, 2010
Net cash provided by operating activities	$3,954	$9,597
Cash flows used in investing activities:
Capital expenditures	(2,011)	(2,407)
Purchases of investments	(34,015)	(70,147)
Proceeds from maturities of investments and marketable securities	13,889	11,800
Proceeds from sales of investments and marketable securities	18,192	45,481
Net cash used in investing activities	(3,945)	(15,273)
Cash flows provided by financing activities:
Proceeds from issuance of common stock	698	273
Net cash provided by financing activities	698	273

Foreign currency effect on cash	(1,260)	337

Net decrease in cash and cash equivalents	(553)	(5,066)
Cash and cash equivalents at beginning of period	49,972	51,944
Cash and cash equivalents at end of period	$49,419	$46,878

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 1, 2012	December 26, 2010	January 1, 2012	December 26, 2010

Operating income - GAAP Basis	$4,061	$9,103	$5,843	$11,587

Non-GAAP adjustments
Stock-based compensation expense	$1,281	$350	$3,176	$2,466
Restructuring charge, net of reversal	$437	$—	$1,392	$—
Litigation settlement	$—	$(4,200)	$—	$(4,200)
Total Non-GAAP adjustments	$1,718	$(3,850)	$4,568	$(1,734)
Operating income - Non-GAAP Basis	$5,779	$5,253	$10,411	$9,853

Net income - GAAP Basis	$4,107	$8,929	$5,689	$11,641
Total Non-GAAP adjustments	$1,718	$(3,850)	$4,568	$(1,734)
Net income - Non-GAAP Basis	$5,825	$5,079	$10,257	$9,907

NON-GAAP ADJUSTMENTS
Cost of product revenue	$135	$15	$291	$214
Cost of service revenue	30	5	144	149
Sales and marketing	323	388	819	960
Research and development	280	(118)	752	493
General and administrative	513	60	1,170	650
Restructuring charge, net of reversal	437	—	1,392	—
Litigation settlement	—	(4,200)	—	(4,200)
Total non-GAAP adjustments	$1,718	$(3,850)	$4,568	$(1,734)